UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

KIRKLAND’S, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

805 North Parkway Jackson TN	38305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (731) 668-2444

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

Kirkland’s, Inc. (the “Registrant”) entered into an Executive Nonqualified Excess Plan Adoption Agreement (the “Agreement”), which became effective on March 1, 2005, for the purpose of providing a select group of management or highly compensated employees and independent contractors (each “a Participant”) of the Registrant and Participating Employers the opportunity to defer receipt of current compensation. The amount of compensation to be deferred by each Participant shall be based on elections made by the Participant. Deferred compensation will be credited to a deferred compensation account maintained for each Participant. The Registrant may make matching credits to the deferred compensation account maintained for each Participant. Account balances of each Participant will be credited with income, gains and losses, and Participants will be eligible to receive distributions of the amounts credited to their account balance at a time or times established by the Registrant, on a basis consistent with applicable tax law principles.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.
Dated: March 3, 2005	By:	/s/ Robert E. Alderson
Robert E. Alderson
President and Chief Executive Officer